UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2009
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-15515	05-6008768
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)
40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 14, 2009, Textron Financial Corporation and its parent Textron Inc. announced the commencement of offers to purchase for cash up to an aggregate of $650 million in principal amount of certain of their outstanding debt. Textron Inc. is offering to purchase any and all of its 4 1/2% Notes due August 1, 2010, $250 million of which is outstanding, and up to $150 million of its 6.5% Notes due June 1, 2012. The difference between $500 million and the principal amount of securities purchased in the Textron Inc. offer will be available for Textron Financial Corporation’s offer to purchase several series of its Medium-Term Notes with maturity dates in February 2011 and May 2010. In addition, Textron Financial Corporation is offering to purchase up to $150 million of its 6% Notes due November 20, 2009. A copy of the press release announcing the commencement of the offers is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description

99.1	Press release dated September 14, 2009, incorporated herein by reference to Exhibit 99.1 of Textron Inc.’s Current Report on Form 8-K dated September 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON FINANCIAL CORPORATION (Registrant)
Date: September 14, 2009	By:	/s/ Thomas J. Cullen
		Name:	Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer